SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ___________


                                   FORM 8-K/A

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                  For Event that Occurred on December 16, 1996


                                   __________


                         Commission File Number 0-20872

                       ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of Registrant as specified in its charter)




                    Delaware                            41-0518430
         (State or other Jurisdiction      (I.R.S. Employer Identification No.)
       of incorporation or organization)



             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
            (Address of principal executive offices)       (Zip Code)




                                 (303) 861-8140
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On  December  16,  1996,  Chelsea  Corporation  ("Chelsea"),   a  wholly  owned,
second-tier subsidiary of St. Mary Land & Exploration Company (the "Registrant"), executed an Acquisition Agreement to sell its 18% interest in the Anderman/Smith International-Chernogorskoye Partnership (the "Partnership Interest") to Ural Petroleum Corporation ("UPC").

On February 12, 1997, Chelsea closed the sale and exchange of the Partnership Interest for net consideration of $17.2 million, composed of cash, common stock of UPC and an amount payable out of production. In accordance with the terms of the acquisition agreement, Chelsea received cash consideration of $5.2 million, $1.7 million of UPC common stock and a receivable in the form of an amount payable out of production of $10.3 million plus interest at 10% per annum from the limited liability company formed to hold the Partnership Interest. Chelsea may elect to convert all or a portion of its receivable into UPC common stock immediately prior to an initial public offering of such stock.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          No financial statements are required by Item 7(a).

     (b)  Pro Forma Financial Information.

          No pro forma financial information is required to be reported by Item 7(b).

     (c)  Exhibit.

          The Acquisition Agreement between Chelsea Corporation, a wholly owned,
          second-tier   subsidiary  of  the   Registrant,   and  Ural  Petroleum
          Corporation is attached hereto as Exhibit 10.43. *


____________________
* Previously filed

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     St. Mary Land & Exploration Company



February 18, 1997                    By  /s/  MARK A. HELLERSTEIN
                                         ------------------------
                                         Mark A Hellerstein
                                         President and Chief Executive Officer


February 18, 1997                    By  /s/  RICHARD C. NORRIS
                                         ----------------------
                                         Richard C. Norris
                                         Vice President - Accounting and
                                         Administration and Chief Accounting
                                         Officer